UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT to SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT of 1934

Date of Report (Date of earliest event reported): June 20, 2012

Applied Micro Circuits Corporation

(Exact name of registrant as specified in its charter)

000-23193

(Commission File Number)

Delaware	94-2586591
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 542-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 20, 2012 (the “Closing Date”), Applied Micro Circuits Corporation, a Delaware corporation (the “Company”), completed its acquisition of Veloce Technologies, Inc., a Delaware corporation (“Veloce”), pursuant to the terms of the Agreement and Plan of Merger, entered into as of May 17, 2009, by and among the Company, Veloce, Espresso Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and the stockholders’ representative named therein, as amended by Amendment No. 1 to Agreement and Plan of Merger, entered into as of November 8, 2010 (the “First Amendment”), and Amendment No. 2 to Agreement and Plan of Merger, entered into as of April 5, 2012 (the “Second Amendment” and, collectively with the Initial Agreement and the First Amendment, the “Merger Agreement”). The First Amendment was amended, restated and replaced in its entirety by the Second Amendment. The Second Amendment added Veloce Technologies, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), as a party to the Merger Agreement for purposes of certain sections thereof. The acquisition (the “Acquisition”) was completed through the merger of Merger Sub with and into Veloce, with Veloce as the surviving entity, and immediately thereafter the merger of Veloce with and into Merger Sub II, with Merger Sub II surviving the second merger as a wholly owned subsidiary of the Company.

The terms of the Merger Agreement include the payment of initial merger consideration of up to $60.4 million, payable in shares of Company common stock and/or cash (at the Company’s election), to Veloce stockholders, holders of Veloce stock options that were vested on the Closing Date (“Optionholders”), and holders of units under an employee bonus plan of Veloce (“Unitholders”). Unvested Veloce stock options terminated as of the Closing Date. To satisfy this $60.4 million payment obligation, the Company has elected to issue an aggregate of up to approximately 5.45 million shares of its common stock and pay an aggregate of up to $30.2 million in cash, in each case subject to and in accordance with the applicable vesting schedules of the Veloce shares, stock options and units. As of the Closing Date, the Company is issuing approximately 2.47 million shares of its common stock and paying $13.7 million in cash, reflecting the vested portion of the outstanding Veloce shares and stock options on that date, with the balance of the $60.4 million to be paid, using a similar ratio of Company shares and cash, over the next two to three years if and when the remaining Veloce securities vest.

The Merger Agreement further provides for potential payments of additional merger consideration contingent upon the achievement of certain post-closing product development milestones relating to Company products on which Veloce has worked. The additional payments would be payable in partial amounts upon the achievement of each such milestone. The Company currently expects aggregate additional payments to range from approximately $40 million to approximately $75 million (but they could range from a minimum of $0 to a maximum of $75 million, based on the Company’s current expectations relating to the achievement of such product development milestones). Any such additional payments may be payable in shares of Company common stock and/or cash (at the Company’s election). The Company has also assumed the employee bonus plan and stock incentive plan of Veloce, pursuant to which the Company may grant awards following the closing of the Acquisition.

The Company and Veloce have a long-standing relationship due to a product development agreement entered into in May 2009 (as amended in November 2010 and July 2011) pursuant to which Veloce performed product development work relating to an ARM v8 processor for the Company on an exclusive basis for cash and other consideration, including a warrant to purchase Company common stock. Veloce’s product development work for the Company has comprised substantially all of Veloce’s business and operations. Prior to the Acquisition, one of the Company’s directors, Arthur B. Stabenow, and one of the Company’s officers, Michael Major, served on the board of directors of Veloce as a result of their appointment thereto by the Company pursuant to a contractual right of the Company to appoint two of Veloce’s directors.

In connection with the Acquisition, substantially all of the former Veloce employees are expected to continue working for the Company and will primarily focus on achieving the post-closing Company product development milestones upon which the additional payments to Veloce shareholders, Optionholders and Unitholders are contingent.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 2.01 above is incorporated herein by reference. In connection with the Acquisition, the Company expects to issue up to approximately 5.45 million unregistered shares of its common stock (the “Merger Shares”) as part of the merger consideration payable to Veloce stockholders, Optionholders and Unitholders in connection with the closing of the Acquisition. The Merger Shares will be issued pursuant to the permit issued to the Company on June 15, 2012, and amended effective June 19, 2012, by the California Commissioner of Corporations qualifying the issuance of the Merger Shares under Section 25121 and 25142 of the California Corporations Code such that the issuance of the Merger Shares is exempt, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), from the registration requirements of Section 5 of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements made with respect to the expected dates of achievement of certain development milestones or the expected work to be done by Veloce’s former employees, which may or may not occur as expected (or at all). There can be no assurance that any development milestones will be achieved. Statements included in this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company does not undertake any obligation to publicly revise or update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(b) Pro Forma Financial Information.

Under U.S. generally accepted accounting principles (“GAAP”), a variable interest entity (“VIE”) is required to be consolidated by its primary beneficiary. The Company has concluded that it is the primary beneficiary with respect to Veloce and, accordingly, the Company’s financial statements, which are included in its Annual Report on Form 10-K for the year ended March 31, 2012, consolidate Veloce. All significant intercompany balances and transactions have been eliminated in such consolidation.

Any financial statements and pro forma financial information required by Item 9.01 will, to the extent required, be provided within 71 calendar days of the date that this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: June 22, 2012	By:	/S/ L. WILLIAM CARACCIO
L. William Caraccio
Vice President and General Counsel